SECURITIES  AND  EXCHANGE  COMMISSION
                            WASHINGTON,  D.C.  20549

                            ------------------------

                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant    [X]

Filed by party other than the Registrant     [ ]

Check  the  appropriate  box:

[ ]     Preliminary  Proxy  Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]     Definitive  Proxy  Statement

[ ]     Definitive  Additional  Materials

[ ]     Soliciting  Material  Pursuant  to  ss. 240.14a-11(c) or ss. 240.14a-12


                                   FILING BY:
                          CONCURRENT COMPUTER CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee  (Check the appropriate box):

[X]   No  fee  required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)   Title  of  each  class  of  securities  to which transaction applies:

     (2)   Aggregate  number  of  securities  to  which  transaction  applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)   Proposed  maximum  aggregate  value  of  transaction:

     (5)   Total  fee  paid:


[ ]   Fee  paid  previously  with  preliminary  materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)     Amount  Previously  Paid:
                                       -----------------------------------------
     (2)     Form, Schedule or Registration Statement No.:
                                                           ---------------------
     (3)     Filing  Party:
                            ----------------------------------------------------
     (4)     Date  Filed:
                          ------------------------------------------------------

                                [GRAPHIC OMITED]



                  NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS
                               AND PROXY STATEMENT











                                 RETURN OF PROXY

Please complete, sign, date and return the enclosed proxy promptly in the enclosed addressed envelope even if you plan to attend the meeting. Postage need not be affixed to the enclosed envelope if mailed in the United States. If you attend the meeting and vote in person, the proxy will not be used. The immediate return of your proxy will be of great assistance in preparing for the meeting and is therefore urgently requested.

                                [GRAPHIC OMITED]



Dear  Fellow  Stockholder:

     It's my pleasure to invite you to attend the Concurrent Computer Corporation 1999 Annual Meeting of Stockholders to be held at the Hilton Atlanta Northeast, 5993 Peachtree Industrial Boulevard, Norcross, Georgia, at 2:00 p.m., on Thursday, October 28, 1999.

     Your vote is important. To be sure your shares are voted at the meeting, even if you plan to attend the meeting in person, please sign and return the enclosed proxy card today. This will not prevent you from voting your shares in person if you are able to attend. Your cooperation is appreciated since a majority of the outstanding Common Stock must be represented, either in person or by proxy, to constitute a quorum.

     If you plan to attend, please mark the enclosed proxy card in the designated space and return it today.

     We look forward to meeting with you and sharing our views on the progress of Concurrent Computer Corporation.


                                E.  COURTNEY  SIEGEL
                                Chairman, President and Chief Executive Officer



Duluth,  Georgia
October  1,  1999

                  NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD THURSDAY, OCTOBER 28, 1999

     The 1999 Annual Meeting of Stockholders of Concurrent Computer Corporation will be held at the Hilton Atlanta Northeast, 5993 Peachtree Industrial Boulevard, Norcross, Georgia, at 2:00 p.m., on Thursday, October 28, 1999. The Annual Meeting is being held to consider and act upon the following matters:

     1.     To  elect  directors.

     2. To ratify the selection by the Board of Directors of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending June 30, 2000.

     3. To act upon a proposal to amend the Company's 1991 Restated Stock Option Plan.

     4. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

     The Board of Directors has established September 17, 1999 as the record date for the determination of stockholders entitled to vote at the Annual Meeting. Only holders of Common Stock of record at the close of business on that date will be entitled to vote. A list of stockholders as of the record date will be available for inspection by stockholders at the Company's headquarters, 4375 River Green Parkway, Duluth, Georgia, during regular business hours in the ten-day period prior to the Annual Meeting and at the place of the Annual Meeting on the day of the meeting. The stock transfer books of the Company will remain open.

     All  stockholders  are  cordially  invited  to  attend  the  meeting.

                               By order of the Board of Directors,


                               MARY  S.  O'DONNELL
                               Vice  President, Corporate Controller
                               and  Assistant Secretary/Treasurer


October  1,  1999

                         CONCURRENT COMPUTER CORPORATION
                             4375 RIVERGREEN PARKWAY
                             DULUTH, GEORGIA  30097


                                 PROXY STATEMENT



     This proxy statement and the proxy card are first being sent to stockholders on or about October 1, 1999 and are furnished in connection with the solicitation of proxies to be voted at the 1999 Annual Meeting of Stockholders of Concurrent Computer Corporation (the "Company" or "Concurrent") To be held at the Hilton Atlanta Northeast, 5993 Peachtree Industrial Boulevard, Norcross, Georgia, at 2:00 p.m., on Thursday, October 28, 1999.

SOLICITATION  OF  PROXIES

     The enclosed proxy is solicited by the Board of Directors of the Company and will be voted at the Annual Meeting and any adjournments thereof by the proxy holders (E. Courtney Siegel, Chairman, President and Chief Executive Officer and Mary S. O'Donnell, Vice President, Corporate Controller and
Assistant Secretary/Treasurer of the Company) (the "Proxy Holders"). All proxies will be voted in accordance with the instructions contained in the proxy, and if no choice is specified, the proxies will be voted in favor of the proposals set forth in the Notice of Annual Meeting (the "Notice"), including the nominees for directors. Any proxy may be revoked by a stockholder at any time before it is exercised by delivering to the Company a proxy bearing a later date or a written notice of revocation, or by voting in person at the meeting.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's Directors, officers and employees, without additional remuneration, may solicit proxies by telephone and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their related out-of-pocket expenses.

VOTING  INFORMATION

     Only the holders of Common Stock of record at the close of business on September 17, 1999 are entitled to vote at the meeting. On that date, 49,209,673 shares of Common Stock were outstanding, each of which entitles the holder to one vote on each matter properly to come before the meeting. The presence, in person or by proxy, of a majority of such outstanding shares will constitute a quorum at the meeting. Abstentions and "broker non-votes" will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Broker non-votes occur when a broker or other nominee holding shares for a beneficial owner does not vote on a proposal because the beneficial owner has not checked the applicable box on the proxy card. All matters, other than the election of directors, will be decided by the affirmative vote of a majority of the shares present or represented at the meeting and entitled to vote on that matter. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders and, consequently, have the same effect as a vote against a proposal, whereas broker non-votes are not counted in tabulations of the votes cast and, consequently, have no effect on determining whether a proposal has been approved. With regard to the election of directors, votes may be cast in favor or withheld. Abstentions and broker non-votes will not count as either a vote "for" or "against" any nominee. Assuming the presence of a quorum, the five nominees for Director receiving the highest number of votes cast by stockholders entitled to vote for the election of Directors will be elected.

2000  STOCKHOLDER  PROPOSALS

     Proposals of stockholders for possible consideration at the 2000 Annual Meeting of Stockholders (expected to be held in October 2000) must be received by the Secretary of the Company at 4375 Rivergreen Parkway Duluth, Georgia 30097 not later than June 2, 2000 to be considered for inclusion in the proxy statement for that meeting if appropriate for consideration under applicable securities laws. The proxy for the 2000 Annual Meeting of Stockholders may confer discretionary authority to the proxy holders for that meeting with respect to voting on any stockholder proposal received by the Secretary of the Company after August 17, 2000. The Company will consider responsible recommendations by stockholders of candidates to be nominated as directors of the Company. All such recommendations must be in writing and addressed to the Secretary of the Company. By accepting a stockholder recommendation for consideration, the Company does not undertake to adopt or take any other action concerning the recommendation or to give the proponent its reasons for any action or failure to act.



                              ELECTION OF DIRECTORS
                               (ITEM 1 OF NOTICE)

     The authorized number of Directors is presently fixed at five. All five Directors are nominees standing for reelection to the Board of Directors at the Annual Meeting and all have agreed to serve if elected. Directors will be elected to hold office until the 2000 Annual Meeting and until their successors have been elected and qualified. Unless a contrary direction is indicated on the proxy card, the Proxy Holders will vote the proxies received by them for the nominees or, in the event of a contingency not presently foreseen, for the election of such substitute nominee(s), if any, as the Board of Directors may propose. There are no other arrangements or understandings between any nominee and any other person pursuant to which he was or is to be selected as a Director or nominee. None of the nominees nor any of the incumbent Directors is related to any other nominee or Director or to any executive officer of the Company or any of its subsidiaries by blood, marriage or adoption.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES

     Information on each Director's principal occupation and business experience for at least the last five years and the name of other publicly held companies in which he serves as a director is set forth below.

     MICHAEL A. BRUNNER. Age 66 and a Director since November 1994. Mr. Brunner is the former President, AT&T Federal Systems from 1986-1992, a division of AT&T focused on federal communications and computer systems programs. He served in additional management, operating, sales, accounting and personnel positions with AT&T during a career that spanned over 37 years.

     MORTON E. HANDEL. Age 64 and a Director since June 1991. Mr. Handel served as Chairman of the Board from November 1996 through October 1997. He is President of S&H Consulting, Ltd., a privately held investment and consulting company. He also is President and Chief Executive Officer of Ranger Industries, Inc., formerly Coleco Industries, Inc. From 1988 to 1990, he served as Chairman of the Board and Chief Executive Officer of Coleco Industries, Inc., a publicly held company and formerly a manufacturer of toys and games. He is currently Chairman of the Board of Marvel Enterprises, a New York Stock Exchange-listed toy and entertainment company, and a director of CompUSA Inc., a New York Stock Exchange-listed technology products retailer. Until September 1999, Mr. Handel was also a director of Ithaca Industries Inc., a private-label manufacturer of mens and ladies under and outerwear. He is Vice Chairman of the Board of Regents of the University of Hartford, and serves on the boards of several not-for-profit entities.

     C. SHELTON JAMES. Age 59 and Director of Concurrent since July 1996. Since May 1991, Mr. James has served as Chief Executive Officer of Elcotel,

Inc., a public company that manufactures telecommunications equipment. Mr. James is also President of Fundamental Management Corporation, an investment management firm specializing in active investment in small capitalization companies, where he served as Executive Vice President from 1990 to April 1993. Prior to 1990, Mr. James was Executive Vice President of Gould, Inc., a diversified electronics company, and President of Gould's Computer Systems Division. Mr. James is Chairman of the Board of Directors of Elcotel, Inc. and a Director of CyberGuard Corporation, CSPI, DRS Technologies, Fundamental Management Corporation, SK Technologies, Inc. and Technisource, Inc.

     RICHARD P. RIFENBURGH. Age 67 and a Director since June 1991. Mr. Rifenburgh is Chairman of the Board of Moval Management Corporation, a privately held company specializing in restoring companies in financial distress. He is, or in the past five years has been, a director of the following public companies: Tristar Corporation since June 1992 and Chairman since August 1992; Aris Technologies Inc., an industry leader in proprietary digital audio watermarking systems and solutions; and CyberGuard Corporation since June 1996. His experience also includes three years as a General Partner of Hambrecht & Quist Venture Partners; one year as Chairman of the Board and CEO of GCA Corporation, a publicly held manufacturer of semiconductor manufacturing equipment; founding Mohawk Data Sciences Corporation, a publicly held manufacturer of computer equipment in 1964 and later serving as Chairman of the Board through 1974; and two years (1975 and 1976) as Chairman of the Board of the Communications and Computer Industry Association.

     E. COURTNEY SIEGEL. Age 49 and a Director since July 1996. He has been President and Chief Executive Officer of Concurrent since June 1996, and Chairman of the Board since October 1997. Mr. Siegel served as Chairman, President and Chief Executive Officer of Harris Computer Systems Corporation from October 1994 to June 1996. Prior to that time, and since 1990, Mr. Siegel served as a Vice President, General Manager of the Harris Computer Systems Division of Harris Corporation. Mr. Siegel's twenty year career in the computer technology field includes serving as Vice President of standoff weapons at Rockwell International Corporation, a producer of electronics, aerospace, automotive and graphics equipment, and as Vice President of Harris Government Support Systems Division's Orlando Operation.

CORPORATE  GOVERNANCE

     Concurrent is a corporation created and chartered under the laws of Delaware. It is governed by a Board of Directors and its Committees. As permitted under Delaware law and the Company's Certificate of Incorporation and By-laws, the Board of Directors has established and delegated certain authority and responsibility to three standing committees: the Executive Committee; the Audit Committee; and the Compensation Committee. The Board annually reviews the membership of and the authority and responsibility delegated to each Committee at the organizational meeting of Directors immediately following the Annual Meeting of Stockholders. Mr. Siegel is a non-voting ex officio member of all Committees of which he is not otherwise a member. From time to time as required, the Chairman of the Board has the authority from the Board of Directors to establish a nominating committee to recommend nominees to fill vacancies on the Board, newly created directorships, and expired terms of Directors.

     The current members of the Executive Committee are Messrs. Siegel (Chairman), Handel and Rifenburgh. The Committee has, to the extent legally permitted, the power and authority of the Board of Directors in periods between meetings of the full Board. No meetings of the Executive Committee were held during the Company's fiscal year ended June 30, 1999. All matters that could have been addressed by the Committee during the fiscal year were addressed by the full Board of Directors.

     The current members of the Audit Committee are Messrs. Rifenburgh (Chairman), Handel and James. The current principal responsibilities of the Committee are to review the Company's financial statements contained in filings with the Securities and Exchange Commission (the "Commission"), matters relating to the examination of the Company by its independent auditors, accounting procedures and controls, the use and security of the Company's liquid assets through the review of the Treasury function, and to recommend the appointment of independent accountants to the Board for its consideration and approval subject to ratification by the stockholders. The Audit Committee held four meetings during the fiscal year ended June 30, 1999.

     The current members of the Compensation Committee are Messrs. Brunner (Chairman) and Handel. The current principal responsibilities of the Committee are to make recommendations with respect to executive officer and senior management compensation and incentive compensation programs and, subject to limitations, to administer the Company's stock option plans, stock purchase plan and stock bonus plan, including the issuance of stock in connection with the Company's retirement savings plan and incentive bonus plans, and to review management development and succession programs. The Compensation Committee held one meeting during the fiscal year ended June 30, 1999.

     During the fiscal year ended June 30, 1999, there were seven meetings of the Board of Directors and five meetings of the standing committees of the Board. All of the Directors attended more than 75% of the aggregate number of meetings of the Board and the Committees on which they served during their tenure.

DIRECTORS'  COMPENSATION

     Non-employee Directors receive a $15,000 annual retainer payable upon election as Director of the Company at the Annual Meeting of Stockholders (and a pro rata amount to any non-employee who becomes a Director of the Company thereafter, payable at the time of becoming a non-employee Director), and $2,000 per meeting (including supplemental meetings in person with management where the business to be conducted cannot be reasonably accomplished during any scheduled meeting times and is necessary in furtherance of the required duties of a Director) not to exceed $2,000 per day for attendance at Board, Committee and supplemental meetings regardless of the number of meetings attended on a given day, payable following such meetings. Non-employee Directors who serve as a chairman of a Committee of the Board of Directors receive $4,000 per annum, payable quarterly at the end of a quarter.

     The Concurrent 1991 Restated Stock Option Plan currently provides that options may not be granted to non-employee Directors except that upon the initial election of a non-employee Director, such non-employee Director will automatically receive an option to purchase 20,000 shares of Concurrent Common Stock and on the date of each successive Annual Meeting of Concurrent Stockholders each non-employee Director will automatically receive an option to purchase 10,000 shares of Concurrent Common Stock. The options are fully vested non-statutory options and are priced at 100% of the fair market value of Concurrent Common Stock on the date of grant. In addition, each option terminates, to the extent not exercised prior thereto, upon the earlier to occur of (i) the tenth anniversary of the date of grant and (ii) three years following retirement from the Board of Directors.

EXECUTIVE  COMPENSATION

     The following table sets forth certain required summary compensation information for services to the Company for the fiscal years ended June 30, 1999, 1998 and 1997, for Mr. Siegel, the Company's three other executive officers, and two additional persons who served as executive officers during a portion of fiscal 1999.

                               SUMMARY COMPENSATION TABLE


                                                                    LONG TERM
                                  ANNUAL COMPENSATION              COMPENSATION
                               -------------------------            -----------
                                                                      AWARDS
                                                                    -----------
                                                                    SECURITIES
                                                                    UNDERLYING     ALL OTHER
NAME AND                       FISCAL   SALARY    BONUS     OTHER     OPTIONS    COMPENSATION
PRINCIPAL POSITION              YEAR     ($)       ($)     ($) (a)    (#) (b)       ($) (c)
-----------------------------  ------  --------  --------  -------  -----------  -------------

E.C. Siegel                      1999   300,000    97,500        -       75,000          9,600
  Chairman, President and        1998   300,000   185,250        -       60,000          9,600
   Chief Executive Officer       1997   300,000   200,000        -      250,000         17,898

D.S. Dunleavy                    1999   200,000    40,000
  President, Real-Time           1998   186,000    76,000        -       40,000          9,241
  Division and Acting Chief      1997   160,000    64,000        -      130,000         11,159
  Financial Officer                                              -       80,000          9,561

K. G. Fink                       1999   125,000    20,000        -       25,000          9,600
  Vice President, General        1998   125,000    38,000        -       20,000          9,478
  Counsel and Secretary          1997   125,000    35,000        -      400,000         16,350

R. T. Menzel (d)
  Vice President, Worldwide      1999   140,000    34,000        -       25,000          9,600
  Sales and Marketing, Real-     1998   139,200    64,600        -       20,000          9,740
  Time Division                  1997   134,600    61,000        -       80,000          8,077

S.G. Nussrallah (e)              1999   122,000    46,875        -    1,250,000          6,347
  President, Video-On-           1998         -         -        -            -              -
  Demand Division                1997         -         -        -            -              -

M.N. Smith (d)                   1999   145,600    33,000        -       25,000          9,600
  Vice President, Marketing,     1998   145,600    62,700        -       20,000          9,600
  Video-On-Demand Division       1997   145,600    65,520        -       80,000          8,701

-----------------------

(a)     None  of  the  executive  officers  named  in  the Summary Compensation Table received personal  benefits in excess of the lesser of $50,000 or 10% of total compensation for fiscal 1999,  1998  or  1997.
(b)     For  fiscal 1998, includes a special grant of stock options for 100,000 shares awarded to  Mr.  Dunleavy  in  consideration  of  his  assumption  of the additional  position of Chief Operating  Officer  in  October  1997.  For fiscal 1997, consists of  options issued to Messrs. Siegel,  Dunleavy,  Menzel  and  Smith  to replace  a  corresponding number of performance-based options  granted  in  fiscal  1996  (which  were cancelled in  fiscal  1997).
(c)     Represents  the  Company's  matching contribution during the year to such person under the  Company's  Retirement  Savings  Plan, a  defined  contribution  plan.  For fiscal
        1997,  also  includes  $9,583  paid  to  Ms.  Fink  in  connection  with  relocation.
(d)     Ceased  to be considered an executive officer of the Company effective April 30, 1999.
(e)     Elected  President,  Video-On-Demand  Division  effective  January  1,  1999.  The compensation  reported  is  for  six  months  of  the  fiscal  year.

OPTION  GRANTS

     The following table shows all grants of stock options to the executive officers named in the Summary Compensation Table during fiscal 1999. No stock appreciation rights were granted during fiscal 1999.

                           OPTION GRANTS IN LAST FISCAL YEAR


                     INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE VALUE
                 -------------------------                          AT ASSUMED ANNUAL
                                 PERCENT OF                        RATES OF STOCK PRICE
                               TOTAL OPTIONS                           APPRECIATION
                                 GRANTED TO                             FOR OPTION
                                 EMPLOYEES  EXERCISE OR                    TERM
                  OPTIONS        IN FISCAL  BASE PRICE  EXPIRATION----------------------
NAME              GRANTED (#)      YEAR     ($/SHARE)    DATE      5% ($)     10% ($)
---------------  -------------  ----------  ---------  --------   ----------  ----------
E.C. Siegel             75,000        4.7%       2.91   8/14/08      137,256     347,834

D.S. Dunleavy       40,000 (a)        2.5%       2.91   8/14/08       73,203     185,511

K.G. Fink           25,000 (a)        1.6%       2.91   8/14/08       45,752     115,945


R.T. Menzel         25,000 (a)        1.6%       2.91   8/14/08       45,752     115,944

S.G. Nussrallah  1,000,000 (a)       62.2%       2.75  11/17/08    1,729,460   4,382,791
                   250,000 (b)       15.5%       2.75  11/17/08      432,365   1,095,698

M.N. Smith          25,000 (a)        1.6%       2.91   8/14/08       45,752     115,944

__________________

(a)     The  term  of each such stock option is 10 years and each option is exercisable in  installments  of one-third over three years. The exercise price is the fair market  value  of  a  share  of  Common  Stock  on  the  date  of  grant.
(b)     The  term  of the stock option is 10 years and it is exercisable in full on the third anniversary of the date of grant.  The exercise price is the fair market value  of  a  share  of  Common  Stock  on  the  date  of  grant.

OPTION  EXERCISES  IN  LAST  FISCAL  YEAR  AND  FISCAL  YEAR-END  OPTION  VALUES

     The following table provides information with respect to the number and value of unexercised options to purchase the Company's Common Stock held by the executive officers named in the Summary Compensation Table at June 30, 1999.

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                              FISCAL YEAR-END OPTION VALUES

                 NUMBER OF
                  SHARES
                 ACQUIRED  VALUE                                  VALUE  OF  UNEXERCISED
                    ON    REALIZED   NUMBER OF UNEXERCISED       IN-THE-MONEY OPTIONS AT
                 EXERCISE   (a)    OPTIONS AT FISCAL YEAR-END      FISCAL YEAR-END (a)
                 -------  -------  --------------------------  --------------------------
NAME                               EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
---------------                    -----------  -------------  -----------  -------------
E.C. Siegel                          1,020,000        365,000    4,309,000      1,420,500

D.S. Dunleavy    147,857  622,478      215,477        206,666      913,559        823,263

K.G. Fink        171,905  728,654       48,096        224,999      202,464        909,662

R.T. Menzel            -        -      326,667        118,333    1,380,202        460,598

S.G. Nussrallah        -        -            -      1,250,000            -      4,450,000

M.N. Smith             -        -      326,667        118,333    1,380,202        460,598

(a)     Based  on  the  fair  market value of the Company's Common Stock on June 30, 1999
        ($6.31)

EXECUTIVE  EMPLOYMENT  AGREEMENTS

     The Company has entered into employment agreements with its executive officers. With the exception of the employment agreement with Messrs. Siegel and Nussrallah, these agreements contain generally the same terms and provide for a base salary to be reviewed for increase annually with such increases as shall be awarded at the discretion of the Board of Directors. The agreements also provide for an annual bonus opportunity in a target amount to be established by the Board of Directors at the recommendation of the Compensation Committee, the actual amounts to be paid depending upon the degree of achievement of various objectives reasonably consistent with the Company's business plan to be approved annually by the Board of Directors.

     Employment under the employment agreements with executive officers of the Company may be terminated by either the Company or the respective executive officer at any time. In the event the executive officer voluntarily resigns
(except as described below) or is terminated for cause, compensation under the employment agreement will end. In the event an agreement is terminated directly by the Company without cause or in certain circumstances constructively by the Company, the terminated employee will receive severance compensation for a one-year period, in an annualized amount equal to the respective employee's base salary then in effect plus an amount equal to the then most recent annual bonus paid or, if determined, payable, to such employee.

     Concurrent and Mr. Siegel entered into an employment agreement dated as of March 26, 1996, which became effective on June 27, 1996, and which was amended effective as of January 1, 1999 (the "Siegel Employment Agreement"). The Siegel Employment Agreement provides for the employment of Mr. Siegel as President and Chief Executive Officer of Concurrent at an initial annual base salary of $300,000 subject to annual review by the Concurrent Board (or any committee delegated by the Concurrent Board to review executive compensation). The Siegel Employment Agreement contemplates that effective January 1, 2000, Mr. Siegel will step down as Chief Executive Officer of the Company, at which time he shall remain Chairman of the Board and an employee of the Company at an annual base salary of $200,000, subject to annual review by the Concurrent Board. Pursuant to the Siegel Employment Agreement, Mr. Siegel has been granted equity participation options to purchase 1,250,000 shares of Concurrent Common Stock. The Siegel Employment Agreement provides for Mr. Siegel to have an initial target bonus for the achievement of certain performance objectives established by the Concurrent Board, or a committee thereof, of 65% of his annual base salary, and subsequent target bonuses that may be increased by no more than an additional 50% of the initial target bonus.

     The Concurrent Board may terminate the Siegel Employment Agreement for "cause." The Siegel Employment Agreement defines "cause" as willful acts against Concurrent intended to enrich Mr. Siegel at the expense of Concurrent, the conviction of Mr. Siegel for a felony involving moral turpitude, willful and gross neglect by Mr. Siegel of his duties or the intentional failure of Mr. Siegel to observe policies of the Concurrent Board that have or will have a material adverse effect on Concurrent. If the Siegel Employment Agreement is terminated by Concurrent other than for "cause" or the death, disability or normal retirement of Mr. Siegel or by Mr. Siegel for "good reason," Mr. Siegel will receive severance pay of two times his annual base salary and two times his target bonus as in effect immediately prior to termination, and at least one-third of Mr. Siegel's stock options and stock appreciation rights, if any, will be exercisable at termination. If Mr. Siegel's employment with Concurrent is terminated within three years following a "change in control" by Concurrent other than for "cause" or the death, disability or normal retirement of Mr. Siegel or by Mr. Siegel for "good reason," Mr. Siegel will receive severance pay of three times his annual base salary and three times his target bonus as in effect immediately prior to termination, and all of Mr. Siegel's stock options and stock appreciation rights, if any, will become exercisable at termination. If Mr. Siegel's employment is terminated at any time by Concurrent for "cause" or by Mr. Siegel other than for "good reason," the Siegel Employment Agreement prohibits Mr. Siegel from engaging in any business competitive with the business of Concurrent for a one-year period following the effective date of termination. If Mr. Siegel's employment is terminated by Concurrent other than for "cause" or the death, disability or normal retirement of Mr. Siegel or by Mr. Siegel for "good reason," other than within three years of a "change in control," the Siegel Employment Agreement prohibits Mr. Siegel from engaging in any business competitive with the business of Concurrent for a two-year period following the effective date of termination.

     Concurrent and Mr. Nussrallah entered into an employment agreement dated as of November 17, 1998 (the "Nussrallah Employment Agreement"). The Nussrallah Employment Agreement provides for the employment of Mr. Nussrallah as President, Video-On-Demand Division of Concurrent at an initial annual base salary of $250,000, to be increased to $280,000 commencing January 1, 2000, subject to annual review by the Concurrent Board (or any committee delegated by the Concurrent Board to review executive compensation). Pursuant to the Nussrallah Employment Agreement, Mr. Nussrallah has been granted equity participation options to purchase 1,250,000 shares of Concurrent Common Stock. The Nussrallah Employment Agreement provides for Mr. Nussrallah to have an initial target bonus for the achievement of certain performance objectives established by the Concurrent Board, or a committee thereof, of 65% of his annual base salary, and subsequent target bonuses that may be increased by no more than an additional 100% of the initial target bonus.

     The Concurrent Board may terminate the Nussrallah Employment Agreement for "cause." The Nussrallah Employment Agreement defines "cause" as willful acts against Concurrent intended to enrich Mr. Nussrallah at the expense of Concurrent, the conviction of Mr. Nussrallah for a felony involving moral turpitude, willful and gross neglect by Mr. Nussrallah of his duties or the intentional failure of Mr. Nussrallah to observe policies of the Concurrent Board that have or will have a material adverse effect on Concurrent. If the Nussrallah Employment Agreement is terminated by Concurrent other than for "cause" or the death, disability or normal retirement of Mr. Nussrallah or by Mr. Nussrallah for "good reason," Mr. Nussrallah will receive severance pay of two times his annual base salary and two times his target bonus as in effect immediately prior to termination, and at least one-third of Mr. Nussrallah's stock options and stock appreciation rights, if any, will be exercisable at termination. If Mr. Nussrallah's employment with Concurrent is terminated within three years following a "change in control" by Concurrent other than for "cause" or the death, disability or normal retirement of Mr. Nussrallah or by Mr. Nussrallah for "good reason," Mr. Nussrallah will receive severance pay of three times his annual base salary and three times his target bonus as in effect immediately prior to termination, and all of Mr. Nussrallah's stock options and stock appreciation rights, if any, will become exercisable at termination. If Mr. Nussrallah's employment is terminated at any time by Concurrent for "cause" or by Mr. Nussrallah other than for "good reason," the Nussrallah Employment Agreement prohibits Mr. Nussrallah from engaging in any business competitive with the business of Concurrent for a one-year period following the effective date of termination. If Mr. Nussrallah's employment is terminated by Concurrent other than for "cause" or the death, disability or normal retirement of Mr. Nussrallah or by Mr. Nussrallah for "good reason," other than within three years of a "change in control," the Nussrallah Employment Agreement prohibits Mr. Nussrallah from engaging in any business competitive with the business of Concurrent for a two-year period following the effective date of termination.

COMPENSATION  COMMITTEE  REPORT  ON  EXECUTIVE  COMPENSATION

OVERVIEW  AND  PHILOSOPHY

     The Company's primary objective is to maximize stockholder value over time by developing and implementing a comprehensive business strategy. The Compensation Committee's primary objective is to review compensation programs, employee benefit plans, and personnel policies applicable to officers and other members of the Company's senior management to assure that they support the Company's objectives and are in the long-term interests of the stockholders. The Compensation Committee reviews performance of executive officers and recommends appropriate compensation, including cash and incentive compensation, and stock option grants for approval by the Board. The Compensation Committee's overall compensation philosophy is to provide rewards that (1) are linked to the achievement of Company and individual performance objectives, (2) align employee interests with the interests of its stockholders, (3) are sufficient to attract and retain needed, high-quality employees, and (4) provide a mix of cash and potential stock ownership tied to the immediate and long-term business strategy. The Compensation Committee solicits and analyzes periodic reports from independent consultants retained by management regarding the appropriateness of compensation levels.

EXECUTIVE  OFFICER  COMPENSATION

     The   Compensation   Committee   uses  the  following  key   principles  in
structuring, reviewing and revisiting compensation targets and packages of executive officers:

     - EQUITY AT-RISK LINK of Company performance and individual rewards to instill ownership (stockholder) thinking. Recognition of individual contributions toward achievement of specific business objectives as well as overall Company results.

     - COMPETITIVE POSITION of both base salary and total compensation with the high technology computer industry.

     - MANAGEMENT DEVELOPMENT programs designed to successfully attract and retain individuals who can maximize the creation of stockholder value, and motivate employees to attain Company and individual performance objectives.

COMPONENTS  OF  EXECUTIVE  COMPENSATION

     The three components of executive compensation are (1) base salary, (2) annual incentive (bonus) awards and (3) equity participation.

     BASE SALARY. Base salary is determined based on competitive factors and individual and Company performance. It is targeted to be at approximately the average of the high technology computer industry for comparable positions of responsibility. Annual increases are intended to be consistent with individual and Company performance and competitive with industry trends.

     ANNUAL INCENTIVE (BONUS) AWARDS. At the beginning of each fiscal year, the Compensation Committee establishes Company performance objectives for the fiscal year and target bonus opportunities for each executive officer based on the achievement of Company performance objectives. The target bonus opportunity is a percentage of base salary initially established at the time the person became an executive officer, generally 30% to 50% for executive officers other than the chief executive officer and president, video-on-demand division, and 65% for the chief executive officer and president, video-on-demand division. The target bonus opportunity is reviewed periodically for an increase based on level of responsibility, potential contribution to the achievement of Company objectives and competitive practices. Under recent plans, the target bonus is earned based on the achievement of Company performance objectives set annually, for example, the achievement of a certain level of revenue and before tax income or profitability. Minimum thresholds of achievement are also established. Actual awards are determined at the end of the fiscal year based on achievement of the established Company. Based on corporate performance results against targeted objectives, $204,375 was paid to the four current executive officers of the Company for fiscal 1999.

     EQUITY PARTICIPATION. Equity participation is in the form of stock option grants with exercise prices equal to the fair market value of a share of Common Stock at the effective date of grant. The Committee supports aggregate executive officer equity participation in the range of 10% of outstanding equity and, accordingly, the Board has granted stock options to purchase an aggregate of 3,650,000 shares to the four current executive officers of the Company.

CHIEF  EXECUTIVE  OFFICER  COMPENSATION

     Mr. Siegel was elected to the position of President and Chief Executive Officer of the Company effective on June 27, 1996, and to the additional position of Chairman of the Board on October 30, 1997. His employment agreement with Concurrent provides for a base salary for fiscal 1999 of $300,000, and for a target bonus based upon achievement of certain performance objectives of 65% of his base salary. For fiscal 1999, the Compensation Committee approved payment to Mr. Siegel of $97,500, which is 50% of his target bonus.

CONCLUSION

     The Compensation Committee believes the executive compensation policies and programs serve the interest of the stockholders and the Company. The Compensation Committee also believes the base salary amounts, bonus awards and equity participation grants for executive officers have been linked to and are commensurate with Company performance and individual efforts in achieving the strategic goals of the Company.

COMPENSATION  COMMITTEE  FOR  FY'99

Michael  A.  Brunner,  Chairman
Morton  E.  Handel

PERFORMANCE  GRAPH

     The graph below compares the total returns (assuming reinvestment of dividends) of the Company's Common Stock, the NASDAQ Stock Market (U.S. companies), and the NASDAQ Computer Manufacturers Index. The graph assumes $100 invested on June 30, 1994 in Concurrent Common Stock and each of the indices.


                       COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS
                                     PERFORMANCE GRAPH FOR
                                CONCURRENT COMPUTER CORPORATION


     [GRAPHIC OMITED]


Fiscal year ended                   6/30/94   6/30/95   6/28/96   6/30/97   6/30/98   6/30/99
----------------------------------  --------  --------  --------  --------  --------  --------
Concurrent Computer Corporation     $ 100.00  $ 133.33  $ 106.67  $  96.67  $ 201.66  $ 336.67
Nasdaq Stock Market (US Companies)  $ 100.00  $ 133.48  $ 171.38  $ 208.43  $ 274.43  $ 392.16
Nasdaq Computer Manufacturers       $ 100.00  $ 179.02  $ 254.83  $ 320.39  $ 520.06  $ 963.68


NOTES:
A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indices are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D.     The  index  level  for  all  series  was set to $100.00 on June 30, 1994.

SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT

     The following table sets forth, to the knowledge of the Company, the beneficial owners of more than 5% of the Company's securities as of September 17, 1999.

                                                  PERCENTAGE OF
NAME AND ADDRESS                     NUMBER OF     COMMON STOCK
OF BENEFICIAL OWNER                 SHARES OWNED   OUTSTANDING
----------------------------------  ------------  --------------
Astoria Capital Partners, L.P. (a)   4,089,900       8.3%
6600 SW Ninety-Second Avenue,        common
Suite 370
Portland, Oregon  97223

White Rock Capital (b)               4,320,000       8.8%
3131 Turtle Creek Blvd.              common
Suite 800
Dallas, Texas 75219

(a) The information reported is based on Schedule 13G filed by Astoria Capital Partners, L.P. with the Commission on February 9, 1999. Astoria Capital Partners, L.P., an investment limited partnership, reported that it exercises sole voting power and sole dispositive power with respect to all 4,089,900 shares.

(b) While the information reported is based on Amendment No. 1 to Schedule 13G filed collectively on behalf of each of the below-named persons with the Commission on February 21, 1999 and is as of February 5, 1999, the Company notes that White Rock Capital Management, L.P. filed a Form 13F Holdings Report on August 16, 1999, which states that White Rock Capital Management, L.P. reduced its holdings in the Company to 3,405,000 shares of the Company's Common Stock. Each of the below-named persons reported in Amendment No. 1 to Schedule 13G that it exercises voting power and dispositive power as indicated opposite its name:

                         TYPE OF           SOLE         SHARED           SOLE              SHARED
REPORTING PERSON     REPORTING PERSON  VOTING POWER  VOTING POWER  DISPOSITIVE POWER  DISPOSITIVE POWER
-------------------  ----------------  ------------  ------------  -----------------  -----------------
White Rock Capital   Limited
Partners, L.P.       Partnership            715,000             0            715,000                  0

White Rock Capital   Limited
Management, L.P.     Partnership             53,000     4,267,000             53,000          4,267,000

White Rock Capital,  Corporation                  0     4,320,000                  0          4,320,000
Inc.

Thomas U. Barton     Individual                   0     4,320,000                  0          4,320,000

Joseph U. Barton     Individual                   0     4,320,000                  0          4,320,000

     The following table sets forth for each Director, and each of the persons named in the Summary Compensation Table, the number of shares and percentage of Common Stock of the Company which he reported as beneficially owned by him as of August 29, 1999, including the number of shares of Common Stock not currently outstanding but which he has the right to purchase during the 60 days thereafter (through October 28, 1999) upon the exercise of existing stock options. Such shares are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock of the Company owned by the particular shareholder and by the group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, the named individuals have sole voting and investment power with respect to such shares.

                                             COMMON STOCK       PERCENTAGE OF
                                          BENEFICIALLY OWNED     COMMON STOCK
NAME                                    DIRECTLY OR INDIRECTLY   OUTSTANDING
--------------------------------------  ----------------------  --------------
Michael A. Brunner (a)                                  46,000              *
Daniel S. Dunleavy (b)                                 394,391              *
Morton E. Handel (c)                                    56,000              *
Karen G. Fink (b)                                      377,199              *
C. Shelton James (a)                                    43,000              *
R.T. Menzel (b)                                        348,229              *
Steve G. Nussrallah                                        876              *
Richard P. Rifenburgh (c)                               56,000              *
E. Courtney Siegel (b)                               1,111,592            2.3%
M.N. Smith (b)                                         353,699              *
Directors, named executive officers,
and other current officers as a group
(10 persons) (d)                                     2,786,986            5.7%

(a)     Represents  currently  exercisable  stock  options.
(b) Includes: (i) currently exercisable stock options to purchase shares as follows:
        Mr. Dunleavy  - 238,811;  Ms. Fink  - 122,144; Mr. Menzel - 198,811; Mr.
        Nussrallah - 0; Mr. Siegel - 1,064,999; and Mr. Smith - 198,811; and
        (ii) shares held  in the Company's Retirement Savings Plan as follows:
        Mr.  Dunleavy - 7,723;  Ms.  Fink - 5,520;  Mr. Menzel - 6,561;
        Mr. Nussrallah - 876; Mr. Siegel - 7,893; and  Mr.  Smith  -  7,032.
(c)     Includes  currently exercisable stock options to purchase 46,000 shares.
(d) Includes 1,951,435 shares available for purchase under stock options granted under the Company's 1991 Restated Stock Option Plan which are exercisable within 60 days of August 29, 1999.

*       Less  than  1%  of  the  Company's  outstanding  Common  Stock.

SECTION  16(A)  BENEFICIAL  OWNERSHIP  REPORTING  COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities ("ten percent stockholders"), to file reports of ownership of the Company's securities and changes in such ownership with the Commission. Officers, directors and ten percent stockholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon its review of copies of such filings received by it and written representations from certain reporting persons that either a Form 5 was filed by such persons or that no Form 5 was required for those persons, the Company believes that during its fiscal year ended June 30, 1999 all filing requirements applicable to its officers, directors and ten percent stockholders were satisfied.

                            RATIFICATION OF AUDITORS
                               (ITEM 2 OF NOTICE)

     Upon the recommendation of the Audit Committee, the Board of Directors has selected the firm of Deloitte & Touche LLP, independent public accountants, as auditors of the Company for the fiscal year ending June 30, 2000 and is submitting the selection to stockholders for ratification.

     KPMG LLP has served as independent auditors of the Company since September 1996. One or more representatives of KPMG LLP are expected to be present at the Annual Meeting of Stockholders. They will have an opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

     During the two most recent fiscal years ended June 30, 1998 and subsequent interim periods, there were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements (if not resolved to the satisfaction of the former accountants) would have caused them to make reference in connection with their report to the subject matter of the disagreements. The accountants' report on the consolidated financial statements of the Company for each of the past two years ended June 30, 1998 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty or audit scope or accounting principles.

     During the two most recent fiscal years ended June 30, 1998 and the subsequent interim periods, the Company (or anyone on the Company's behalf) did not consult the newly engaged accountants regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements and neither a written report nor oral advice was provided to the Company that Deloitte & Touche LLP concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue during the Company's two most recent fiscal years ended June 30, 1998 or any subsequent interim period prior to engaging Deloitte & Touche LLP.

VOTE  REQUIRED

     The affirmative vote of the holders of a majority of shares of Concurrent Common Stock present or represented at the Annual Meeting is required to ratify the appointment of Deloitte & Touche LLP as auditors of the Company. Unless otherwise instructed, properly executed proxies which are returned will be voted in favor of the ratification of such appointment.


     THE  BOARD  OF  DIRECTORS  RECOMMENDS  A  VOTE  "FOR"  THIS  PROPOSAL.


          PROPOSED  AMENDMENT  TO  CONCURRENT  COMPUTER  CORPORATION
                         1991 RESTATED STOCK OPTION PLAN
                               (ITEM 3 OF NOTICE)

     A  proposal  will  be  presented  at  the Annual Meeting of Stockholders to approve an amendment to the Company's 1991 Restated Stock Option Plan (the "Plan") which was adopted by the Board of Directors on August 18, 1999, subject to approval by the Company's stockholders. The Plan is described on page 4 under the caption "Directors' Compensation". The text of the portion of the Plan proposed to be amended is set forth in Exhibit A to this Proxy Statement,
                                              ---------
and stockholders are urged to review it together with the following information, which is qualified in its entirety by reference to Exhibit A.
                                                            ----------

     Specifically, the proposed amendment provides that the number of shares of Concurrent Common Stock authorized for issuance thereunder be increased from 9,000,000 to 12,000,000 shares of Concurrent Common Stock.

VOTE  REQUIRED

     The affirmative vote of the holders of a majority of shares of Concurrent Common Stock present or represented at the Annual Meeting is required to adopt the amendment to the Plan. Unless otherwise instructed, properly executed proxies which are returned will be voted in favor of the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE AMENDMENT TO THE COMPANY'S 1991 RESTATED STOCK OPTION PLAN.



                                  OTHER MATTERS
                               (ITEM 4 OF NOTICE)

     The Board of Directors had not received notice by August 17, 1999, and does not know, of any other matters which may come before the meeting. But if any other matters are properly presented to the meeting, the Proxy Holders intend to vote, or otherwise to act, in accordance with their judgment on such matters.


October  1,  1999

                                                                       EXHIBIT A


                                AMENDMENT TO THE
                   CONCURRENT 1991 RESTATED ST0CK OPTION PLAN



     The first sentence of Section 5 of the Concurrent Computer Corporation 1991 Stock Option Plan will be amended to read in its entirety as follows:

    "The total number of shares of Stock reserved and available for distribution pursuant to Awards under the Plan shall be 12,000,000 shares of Stock."

                                   October  1,  1999

VIA  EDGAR

Securities  and  Exchange  Commission
Judiciary  Plaza
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

     RE:  Concurrent  Computer  Corporation
          Definitive  Proxy  Statement
          Commission  File  No.  0-13150

Ladies  and  Gentlemen:

     Transmitted herewith on behalf of Concurrent Computer Corporation, a Delaware corporation (the "Corporation"), for filing in accordance with Rule 14a-6(b) under the Securities Exchange Act of 1934, as amended (the "Act"), is the Corporation's definitive Proxy Statement and Form of Proxy (the "Proxy Materials") for the Annual Meeting of Shareholders to be held on October 28, 1999. The Proxy Materials are being submitted electronically pursuant to Regulation S-T of the Act.

     The Proxy Materials and the Corporation's Annual Report are to be mailed to shareholders of record commencing October 1, 1999.

                                   Yours  truly,



                                   /s/  Mary  S.  O'Donnell
                                   ------------------------
                                   Mary  S.  O'Donnell
                                   Vice  President,  Corporate  Controller
                                   and  Assistant  Secretary/Treasurer